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                                                                   Exhibit 10.38


                          CONSULTING SERVICES AGREEMENT


      THIS CONSULTING SERVICES AGREEMENT (the "Agreement"), is entered into as of August 1, 2000, by and between UGI Corporation, a Pennsylvania corporation, ("UGI") and Stephen D. Ban, an individual, ("Consultant").

      WHEREAS, UGI wishes to obtain the consulting services of Consultant, and Consultant wishes to provide consulting services according to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, and intending to be legally bound, UGI and Consultant agree as follows:

      1. Services to be Provided. During the term of this Agreement, Consultant shall perform for UGI such consulting services as UGI may from time to time request in connection with identifying, evaluating and providing advice relating to growth opportunities in distributed generation ("Services").

      2. Term. The term of this Agreement is one year, beginning August 1, 2000 and ending July 31, 2001.

      3. Time Commitment and Compensation.

            (a) Consultant shall provide up to four (4) days of Services per month at the request of the Chairman of UGI and shall receive an annual fee of $50,000, payable semiannually in arrears, commencing February 1, 2001. In addition, if the Chairman of UGI and the Consultant agree that more than four (4) days of Services shall be performed in any month, Consultant shall be paid $1,000 per day for each such additional day.

            (b) Consultant will be reimbursed promptly for all reasonable and necessary out-of-pocket expenses incurred in carrying out the Services outlined above. Consultant will submit to UGI on a monthly basis a written request for reimbursement together with supporting documentation including, where practicable, receipts for travel, lodging and meals.

      4. No Benefits. Consultant is not an employee of UGI and will not be entitled to participate in or receive any benefit or right under any of UGI's employee benefit and welfare plans, including, without limitation, insurance, pension and savings plans, provided however, that the payments due hereunder shall be in addition to and not in lieu of any payments or benefits to which Consultant is entitled as a result of Consultant's service as an outside director of UGI and its subsidiary, UGI Utilities, Inc.

      5. Independent Contract. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee, or representative of UGI, but shall remain in all respects an independent contractor, and neither
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party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.

      6. Confidentiality.

            (a) Services and Company Information. Consultant agrees not to disclose to third parties during the term of this Agreement or at any time thereafter any information concerning the Services. Consultant also agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except in connection with Consultant's performance of the Services, and not to disclose to any person or entity any Confidential Information of UGI without the prior written authorization of UGI. As used herein, "Confidential Information" means any proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, sales and/or marketing plans and products, services, business plans, acquisitions or strategies (past, present and/or prospective), customer lists and customers, credit information, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Consultant or otherwise learned, discovered or developed by Consultant, either directly or indirectly in writing, orally or by drawings or inspection of documents or other tangible property. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of Consultant.

            (b) Third Party Information. Consultant recognizes that UGI has received and in the future may continue to receive from third parties their confidential or proprietary information subject to a duty on UGI's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees at all times during the term of this Agreement and thereafter, to hold in strictest confidence and not to use or disclose such third-party information, except in connection with Consultant's performance of the Services and in a manner consistent with UGI's agreement with any such third party. UGI shall provide Consultant with a copy of any applicable confidentiality agreements.

            (c) Survival. The provisions of this Section shall survive the expiration of the term of this Agreement for a period of three (3) years.

      7. No Conflicting Agreements. Consultant represents that Consultant is not a party to any existing agreement which would prevent Consultant from entering into and performing this Agreement. Consultant will not enter into any other agreement that is in conflict with Consultant's obligations under this Agreement without the prior written approval of UGI.

      8. Entire Agreement, Amendment and Assignment. This Agreement is the sole agreement between Consultant and UGI with respect to the Services to be performed hereunder and it supersedes all prior agreements and understandings with respect thereto, whether oral or written. No modification to any provision of this Agreement shall be binding unless in writing and signed by both the Consultant and UGI. No waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. All of the terms and provisions


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of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

      9. Governing Law. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Pennsylvania without regard to its choice of law provisions.

      10. Notices. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered, sent by facsimile or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):

            If to UGI, to:          UGI Corporation
                                    Attention: Lon R. Greenberg, President
                                    P.O. Box 858
                                    Valley Forge, PA 19482
                                    Facsimile No.: (610) 992-3254

            If to Consultant, to:   Dr. Stephen D. Ban
                                    50 Woodland Drive
                                    Barrington, IL 60010

or to such other names or addresses as UGI or Consultant, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this paragraph.

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the date first above written.


                                          UGI CORPORATION


                                       By:
                                          ----------------------------
                                          Lon R. Greenberg, President


                                          CONSULTANT



                                          ----------------------------
                                          Stephen D. Ban

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